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Exhibit 10.1

AMENDMENT NO. 1 TO
STOCK PURCHASE AGREEMENT

        This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT ("Amendment No. 1") is entered into as of the 11th day of October, 2002 by and among JKC GROUP, INC., a New York corporation (the "Company"), JKC ALBERTA LTD., an Alberta corporation, and ZI CORPORATION, an Alberta corporation ("Zi").

RECITALS

        A.    The parties entered into a Stock Purchase Agreement dated as of August 2, 2002 (the "Purchase Agreement") to provide for the Company's acquisition, through Exchangeco, of MagicVision Media Inc., an Ontario corporation ("MagicVision"), its 100% interest in Magic Lantern Communications Ltd., a Canadian corporation ("Lantern"), and Lantern's 100% interest in TutorBuddy Inc., a Canadian corporation, and 75% interest in Sonoptic Technologies, Inc., a Canadian corporation (collectively, the "Lantern Group") through the purchase of all the issued and outstanding capital stock of MagicVision from Zi.

        B.    The parties desire to amend the terms of the Purchase Agreement pursuant to this Amendment No. 1 to modify the Company's undertaking to obtain shareholder approval for its reincorporation in Delaware (the "Delaware Reincorporation") under the name "Magic Lantern Corporation" (the "Name Change") to retain the undertaking pertaining to the Name Change as a closing condition and modify the undertaking pertaining to the Delaware Reincorporation as a post closing covenant.

        C.    The parties also desire to memorialize their determinations pertaining to the Outside Closing Date, as defined in Section 1.1 of the Purchase Agreement, and the initial grants under the Lantern Option Plan contemplated by Section 9.10 of the Purchase Agreement.

        Accordingly, the parties hereby agree as follows:

AGREEMENT

        1.    Definitions and Construction.

          1.1    Definitions.    All capitalized terms used in this Amendment No. 1 and not otherwise defined herein shall the have the respective meanings ascribed to them in the Purchase Agreement. Capitalized terms defined in this Amendment No. 1 and not otherwise defined in the Purchase Agreement shall be added to Section 1.1 of the Purchase Agreement, together with their respective definitions herein.

          1.2    Construction.    Unless otherwise expressly provided herein, all references herein to Sections, Schedules or Exhibits refer to the corresponding sections, schedules or exhibits of or to the Purchase Agreement.

        2.    Terms of Transaction.    Section 2.9 is hereby amended to read in its entirety as follows:

          2.9    Post Closing Transactions.    The Company shall change its name to "Magic Lantern Corporation" or similar mutually acceptable corporate name as soon as practicable after the Closing in accordance with Section 10.2(a) (the "Name Change") and shall reincorporate in the State of Delaware as soon as practicable after its next annual meeting of shareholders in accordance with Section 10.2(b) (the "Delaware Reincorporation").

        3.    Conditions Precedent to Zi's Obligations.    Section 9.9 is hereby amended to read in its entirety as follows:

          9.9    Name Change.    The Company shall have obtained Shareholder Approval for the Name Change.

        4.    Post-Closing Covenants.    Section 10.2 is hereby amended to read in its entirety as follows:

          10.2    Name Change and Delaware Reincorporation.    (a) As soon as practicable after the Closing, the Company shall file a certificate of amendment to its Charter with the Office of the Secretary of State of the State of New York to effect the Name Change.

            (b)  At its next annual meeting of shareholders, but not later than August 31, 2003, the Company shall solicit its shareholders for approval of the Delaware Reincorporation by merger into a wholly owned subsidiary to be incorporated in the State of Delaware for that purpose (the "Reincorporating Sub"). The Reincorporating Sub shall be the surviving corporation in the merger and shall have a Charter and Bylaws at the effective time of the Delaware Reincorporation substantially in the form of the Charter and Bylaws of the Company as of the date hereof, except that (i) Article Ninth of the Company's Charter shall not be included in the Charter of the Reincorporating Sub and (ii) the Charter of the Reincorporating Sub shall reflect the Name Change. The plan of merger and certificates of merger for implementing the Delaware Reincorporation shall provide for JKC Common Stock Outstanding immediately prior to the reincorporating merger to be converted into shares of the same class of the Reincorporating Sub, which shall succeed to all of the Company's rights and obligations as of the effective time of the Delaware Reincorporation in accordance with the Delaware General Corporation Law, including its continuing rights and obligations under the Transaction Agreements. The Company shall use its best efforts to complete the Delaware Reincorporation within ten Business Days after obtaining shareholder approval therefor.

Consistent with the foregoing amendment of Section 10.2, the forms of Charter and Bylaws of the Reincorporating Sub to be annexed as Exhibit I and Exhibit J shall be deleted in their entirety.

        5.    Determination of Outside Closing Date.    The Outside Closing Date shall be no later than November 14, 2002.

        6.    Updates to JKC Schedules.    The JKC Schedules annexed to this Amendment No. 1 shall replace the corresponding JKC Schedules to the Purchase Agreement with the same effect as though initially included therein.

        7.    Update to Lantern Option Schedule and Plan.    (a) Schedule 9.10 annexed to this Amendment No. 1 shall replace the corresponding blank Schedule 9.10 to the Purchase Agreement to reflect the Parties' determinations on initial Lantern Option grants contemplated by the Lantern Option Plan, and the form of Lantern Option Plan annexed as Exhibit C to the Purchase Agreement shall be updated to reflect those determinations.

          (b)  Section 7(a) of the Lantern Option Plan in the form annexed as Exhibit C to the Purchase Agreement is hereby amended to read in its entirety as follows:

            7.    Grant, Terms and Conditions of Options. (a) Initial Grants. In accordance with the Acquisition agreement, Options shall be issued at the Closing to the following Grantees, exercisable for the respective number of shares of Common Stock set forth opposite their names below ("Initial Grants") for a term of up to three years, subject to the vesting provisions of Section 7(d), at an exercise prices equal to the closing price of the Common

    Stock on the American Stock Exchange (the "AMEX") on a trading day selected by the Company prior to mailing its definitive proxy materials relating to the Acquisition:

Name of Grantee	Shares Subject to Initial Grant
Harvey Gordon	500,000
Dale Kearns	75,000
Howard Balloch	250,000
Michael R. Mackenzie	250,000
Michael Lobsinger	250,000
Richard Geist	200,000
Richard Siskind	200,000

  Additional Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Except as provided in Section 7(a), Options granted under the Plan shall be subject to the following terms and conditions:

        8.    Miscellaneous.

          8.1    Binding Effect.    The terms, conditions and provisions of this Amendment No. 1 and all rights and obligations of each Party hereunder shall inure to the benefit of and be binding upon that Party and its successors and permitted assigns. Nothing herein expressed or implied shall give or be construed to give to any other Person any legal or equitable rights hereunder.

          8.2    Amendment.    Neither this Amendment No. 1 nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all the Parties.

          8.3    Entire Agreement.    The Purchase Agreement, including the Schedules and Exhibits, each as amended hereby, together with the confidentiality provisions of the LOI, sets forth the entire agreement and understanding of the Parties relating to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between or among the Parties, both oral and written, relating to the subject matter of the Purchase Agreement.

          8.4    Captions.    The headings and captions in this Amendment No. 1 are for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Amendment No. 1 or any provision hereof.

          8.5    Counterparts.    This Amendment No. 1 may be executed in separate counterparts that together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be duly executed by the undersigned as of the date first set forth above.

JKC GROUP, INC.
By:	/s/ RICHARD SISKIND Richard Siskind, President and Chief Executive Officer
JKC ALBERTA LTD.
By:	/s/ RICHARD SISKIND Richard Siskind, President and Chief Executive Officer
ZI CORPORATION
By:	/s/ MICHAEL LOBSINGER Michael Lobsinger, Chief Executive Officer

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AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT
RECITALS
AGREEMENT